Registration No. 33-63521

As filed with the Securities and Exchange Commission on December 1, 1998


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                       Post-Effective Amendment No. 1
                                    to
                                 Form S-3
                           REGISTRATION STATEMENT
                                 Under
                         The Securities Act of 1933


                        JEFFERSON-PILOT CORPORATION
             (Exact name of issuer as specified in its charter)

       North Carolina                              56-0896180
  (State of Incorporation)           (I.R.S. Employer Identification  No.)

          100 North Greene Street, Greensboro, North Carolina 27401
                  (Address of principal executive office)

   Robert A. Reed, Vice President, Secretary, and Associate General Counsel
           100 North Greene Street, Greensboro, North Carolina 27401
                                (336) 691-3375
                             FAX# (336) 691-3258
            (Name, address and telephone number of agent for service)




                   Copy to :    Robert S. Risoleo
                                Sullivan & Cromwell
                                125 Broad Street
                                New York, New York 10004
                                212-558-3570
                                FAX# 212-558-3588



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                           EXPLANATORY STATEMENT


     On October 18, 1995, Jefferson-Pilot Corporation (the "Company") filed a Registration Statement on Form S-3 (Registration No. 33-63521)(the "Registration Statement"), which registered $300 million of debt securities and warrants to purchase securities of the Company.

     This Post-Effective Amendment No. 1 to the Registration Statement hereby removes from registration the remaining portion of these registered securities (approximately $168 million) thereby terminating this shelf Registration Statement as to the unissued securities.


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                               SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, the State of North Carolina, on this 30th day of November, 1998.

                                 Jefferson-Pilot Corporation
                                 (Registrant)

                                 /s/ David A. Stonecipher
                                 David A. Stonecipher, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                      Date

/s/ David A. Stonecipher     President and Chief        November 30, 1998
David A. Stonecipher         Executive Officer
                             (Principal Executive Officer)

/s/ Dennis R. Glass          Executive Vice President   November 30, 1998
Dennis R. Glass              Chief Financial Officer
                             (Principal Financial Officer)

/s/ Reggie D. Adamson        Senior Vice President-     November 30, 1998
Reggie D. Adamson            Finance
                             (Principal Accounting Officer)

Edwin B. Borden, William H. Cunningham, Robert G. Greer, George W. Henderson, III, E. S. Melvin, William Porter Payne, Donald S. Russell, Jr., Robert H. Spilman, and David A. Stonecipher, each as a Director.*

*By his signature set forth below, Robert A. Reed has signed this Post-Effective Amendment No. 1 to the Registration Statement as attorney for the persons noted above, in the capacities above stated, pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement.

Date:  November 30, 1998

                                         /s/ Robert A. Reed
                                         Robert A. Reed, Attorney-In-Fact